                                                          [NORTEL NETWORKS LOGO]


                     NORTEL NETWORKS CORPORATION
                     8200 Dixie Road, Suite 100
                     Dept. 0019, GMS 036/NO/172
                     Brampton, Ontario
                     Canada  L6T 5P6
                     Tel     905-863-1300
                     Fax     905-863-8544
                     E-mail  nderoma@nortelnetworks.com


NICHOLAS J. DEROMA
CHIEF LEGAL OFFICER  November 7, 2001
                                                                     Exhibit 5.1


                     Nortel Networks Corporation
                     Nortel Networks Limited
                     8200 Dixie Road, Suite 100
                     Brampton, Ontario
                     Canada  L6T 5P6

                     Dear Sirs/Mesdames:

                     Re: Nortel Networks Corporation and Nortel Networks Limited - Registration Statement on Form S-3 under the Securities Act of 1933, as amended
                     -----------------------------------------------------------

                     I am Chief Legal Officer of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited ("Limited"), each a corporation organized under the laws of Canada.

                     This opinion is being furnished to you in connection with the preparation and filing by the Corporation and Limited under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") relating to the offer and sale of up to US$1.8 billion principal amount of 4.25% Convertible Senior Notes due 2008 (the "Notes"), the related guarantee of Limited (the "Guarantee") and the common shares of the Corporation (the "Shares") issuable upon conversion of the Notes.

                     In rendering this opinion, I have reviewed:

                     (a)    the Registration Statement;

                     (b) the Indenture among the Corporation, as issuer, Limited, as guarantor and Bankers Trust Company dated as of August 15, 2001 (the "Indenture"), including the form of the Notes attached as an exhibit thereto; and

                     (c)    the articles and by-laws of the Corporation,

                     and have made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion. In such examinations, I have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as certified or true copies or as reproductions (including documents received by facsimile) and the truthfulness of all certificates of public officials and corporate officers. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of any representations and warranties), (ii) that the Notes conform to the form thereof that I have reviewed and have been duly authenticated in accordance with the terms of the Indenture, and (iii) the requisite corporate capacity and powers of, and the due authorization, delivery and execution by, each of the parties thereto with respect to the Indenture and the Notes.


                     In expressing the opinion set out in paragraph 1 below with respect to the valid existence of the Corporation and Limited, I have obtained and relied upon Certificate of Compliances dated November 7, 2001 issued by the Deputy Director, Industry Canada, and have assumed that such certificates evidence that the Corporation and Limited each validly exists as of the date hereof.


                     In expressing the opinions stated in paragraphs 1, 2, 3, 4 and 5, I have relied upon the opinions of (i) Roger A. Schecter, Secretary of Nortel Networks Inc., the Corporation's indirect and Limited's direct subsidiary, dated the date hereof (the "New York Opinion"), a copy of which is attached as Schedule A, and (ii) Blair F. Morrison, Assistant Secretary of the Corporation, dated the date hereof (the "Ontario Opinion"), a copy of which is attached as Schedule B.

                     The opinions expressed herein are limited in scope to the matters addressed in the New York Opinion and the Ontario Opinion, and to the extent such opinions are stated to be based on any assumption or to be given in reliance on any certificate or other document or to be subject to any limitation, qualification or exception, the opinions expressed herein in reliance on such opinions are based upon the same assumption, are given in reliance on the same certificate or document, and are subject to the same limitation, qualification or exception.

                     The opinions expressed herein are subject to the following qualifications:

                     (a) enforceability of the Indenture, the Guarantee and the Notes, may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws affecting the enforcement of creditors' rights generally;

                     (b) equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction;

                     (c) the enforceability of the obligations of the Corporation and Limited under the Indenture, the Guarantee and the Notes, as applicable, is also subject to judicial application of foreign laws or foreign governmental actions affecting creditors' rights;

                     (d) the Currency Act (Canada) precludes the courts in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars;

                     (e)    any requirement that "interest", as defined in
                            Section 347 of the Criminal Code (Canada), be paid by the Corporation at an effective annual rate in excess of 60 percent is not enforceable, and such requirement may not be severable from the remainder of the document in which it is contained;

                     (f)    no opinion is expressed as to the enforceability of
                            Section 2.14 of the Indenture providing for the indemnity of one party to another party thereto against any loss in obtaining the currency due to such other party from a court judgment in another currency; and

                     (g) no opinion is expressed with respect to the enforceability of any provisions relating to indemnity or contribution.

                     Based upon and subject to the foregoing, I am of the opinion that:

                     1. each of the Corporation and Limited has been duly incorporated and is a validly existing corporation under the laws of Canada;

                     2. the execution and delivery of the Indenture have been duly authorized, the Indenture has been duly executed and delivered by the Corporation and Limited, and qualified under the Trust Indenture Act of 1939, as amended, and, assuming the requisite corporate capacity and powers of and the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is a valid, binding and enforceable agreement of each of the Corporation and Limited;

                     3. the Notes have been duly authorized and validly issued and constitute valid, binding and enforceable obligations of the Corporation, entitled to the benefits of the Indenture;

                     4. the Guarantee has been duly authorized, and has been duly endorsed on the Notes and constitutes a valid, binding and enforceable obligation of Limited, entitled to the benefits of the Indenture; and

                     5. the Shares to be issued upon conversion of the Notes have been duly authorized and when issued upon conversion of the Notes, will be validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which forms a part of the Registration Statement. By the giving of such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this opinion as an exhibit, or otherwise, within the meaning of the term "Expert" as used in the Securities Act of 1933, as amended, or the Rules and Regulations of the SEC issued thereunder.

                     This opinion letter is furnished in connection with the Registration Statement.

                     Yours truly,


                     /s/ Nicholas J. DeRoma

                     Nicholas J. DeRoma
                     Chief Legal Officer

                                                          [NORTEL NETWORKS LOGO]


                              NORTEL NETWORKS INC.
                              NORTEL NETWORKS PLAZA
                                 200 ATHENS WAY
                         NASHVILLE, TENNESSEE 37228-1397

                                                       SCHEDULE A TO EXHIBIT 5.1


November 7, 2001


Nicholas J. DeRoma
Nortel Networks Corporation
Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario
L6T 5P6

Dear Sir:

RE: NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED - REGISTRATION STATEMENT ON FORM S-3

------------------------------------------------------------------------------

I am Secretary of Nortel Networks Inc., an indirect wholly owned subsidiary of Nortel Networks Corporation (the "Corporation") and a direct wholly owned subsidiary of Nortel Networks Limited ("Limited"). This opinion is rendered in connection with the preparation and filing by the Corporation and Limited ("Nortel") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission relating to the offer and sale of up to U.S.$1.8 billion principal amount of 4.25% Convertible Senior Notes due 2008 (the "Notes"), the related guarantee of Limited (the "Guarantee") and the common shares of the Corporation (the "Shares") issuable upon conversion of the Notes.

In rendering this opinion, I have examined:

       (a)    the Registration Statement; and

       (b) the Indenture among the Corporation, as issuer, Limited, as guarantor and Bankers Trust Company (the "Trustee") dated as of August 15, 2001 (the "Indenture"), including the form of the Notes attached as an exhibit thereto, and have made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion. In such examinations, I have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as certified or true copies or as reproductions (including documents received by facsimile) and the truthfulness of all certificates of public officials and corporate officers. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of any representations and warranties), (ii) that the Notes conform to the form thereof that I have reviewed and have been duly authenticated in accordance with the terms of the Indenture, and (iii) the requisite corporate capacity and powers of, and the due authorization, delivery and execution by, each of the parties thereto with respect to the Indenture and the Notes.

The opinions expressed herein are subject to the following qualifications:

(a) enforceability of the Indenture, the Guarantee and the Notes, may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws affecting the enforcement of creditors' rights generally;

(b) equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction;

(c) the enforceability of the obligations of the Corporation and Limited under the Indenture, the Guarantee and the Notes, as applicable, is also subject to judicial application of foreign laws or foreign governmental actions affecting creditors' rights;

(d) the Currency Act (Canada) precludes the courts in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars;

(e) any requirement that "interest", as defined in Section 347 of the Criminal Code (Canada), be paid by the Corporation at an effective annual rate in excess of 60 percent is not enforceable, and such requirement may not be severable from the remainder of the document in which it is contained;

(f) no opinion is expressed as to the enforceability of Section 2.14 of the Indenture providing for the indemnity of one party to another party thereto against any loss in obtaining the currency due to such other party from a court judgment in another currency; and

(g) no opinion is expressed with respect to the enforceability of any provisions relating to indemnity or contribution.

On the basis of the foregoing, I am of the opinion that:

1. the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and, assuming the requisite corporate capacity and powers of and the due authorization, execution and delivery thereof by the parties thereto, the Indenture is a valid, binding and enforceable agreement of each of the Corporation and Limited;

2. assuming the requisite corporate capacity and powers of and the due authorization, execution and delivery thereof by the parties thereto, the Notes constitute valid, binding and enforceable obligations of the Corporation, entitled to the benefits of the Indenture; and

3. assuming the requisite corporate capacity and powers of and the due authorization, execution and delivery thereof by the parties thereto, the Guarantee constitutes a valid, binding and enforceable obligation of Limited, entitled to the benefits of the Indenture.

I am an attorney duly qualified to practice in the State of New York. The foregoing opinions are limited to the federal laws of the United States of America and the law of the State of New York at the date hereof.

This opinion letter is furnished solely for the benefit of Nicholas J. DeRoma in connection with the opinion to be delivered by him on behalf of the Corporation and Limited and to be attached thereto relating to the aforementioned Registration Statement.

Yours truly,

/s/ Roger A. Schecter

Roger A. Schecter
Secretary

                                                          [NORTEL NETWORKS LOGO]


                     NORTEL NETWORKS CORPORATION
                     8200 Dixie Road, Suite 100
                     Dept. 0019, GMS 036/NO/172
                     Brampton, Ontario
                     Canada  L6T 5P6
                     Tel     905-863-1190
                     Fax     905-863-8423
                     E-mail  blairm@nortelnetworks.com


BLAIR F. MORRISON
ASSISTANT SECRETARY  November 7, 2001



                                                       Schedule B to Exhibit 5.1

                     Nicholas J. DeRoma
                     Chief Legal Officer
                     Nortel Networks Corporation
                     Nortel Networks Limited
                     8200 Dixie Road, Suite 100
                     Brampton, Ontario
                     Canada  L6T 5P6

                     Dear Sir:

                     Re: Nortel Networks Corporation and Nortel Networks Limited - Registration Statement on Form S-3 under the Securities Act of 1933, as amended
                     -----------------------------------------------------------

                     I am Assistant Secretary of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited ("Limited"), each a corporation organized under the laws of Canada.

                     This opinion is being furnished to you in connection with the preparation and filing by the Corporation and Limited under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission relating to the offer and sale of up to US$1.8 billion principal amount of 4.25% Convertible Senior Notes due 2008 (the "Notes"), the related guarantee of Limited (the "Guarantee") and the common shares of the Corporation (the "Shares") issuable upon conversion of the Notes.

                     In rendering this opinion, I have reviewed:

                     (a)    the Registration Statement;

                     (b) the Indenture among the Corporation, as issuer, Limited, as guarantor and Bankers Trust Company (the "Trustee") dated as of August 15, 2001 (the "Indenture"), including the form of the Notes attached as an exhibit thereto; and

                     (c)    the articles and by-laws of the Corporation,

                     and have made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion. In such examinations, I have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as certified or true copies or as reproductions (including documents received by facsimile) and the truthfulness of all certificates of public officials and corporate officers. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of any representations and warranties), (ii) that the Notes conform to the form thereof that I have reviewed and have been duly authenticated in accordance with the terms of the Indenture, and (iii) the requisite corporate capacity and powers of, and the due authorization, delivery and execution by, each of the parties thereto with respect to the Indenture and the Notes.

                     I am qualified to practice law solely in the Province of Ontario, Canada and express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                     In expressing the opinion set out in paragraph 1 below with respect to the valid existence of the Corporation and Limited, I have obtained and relied upon Certificate of Compliances dated November 7, 2001 issued by the Deputy Director, Industry Canada, and have assumed that such certificates evidence that the Corporation and Limited each validly exist as of the date hereof.

                     Based upon and subject to the foregoing, I am of the opinion that:

                     1. each of the Corporation and Limited has been duly incorporated and is a validly existing corporation under the laws of Canada;

                     2. the execution and delivery of the Indenture have been duly authorized and the Indenture has been duly executed and delivered by the Corporation and Limited;

                     3. the Notes have been duly authorized and validly issued by the Corporation;

                     4. the Guarantee has been duly authorized, and has been duly endorsed on the Notes by the Guarantor; and

                     5. the Shares to be issued upon conversion of the Notes have been duly authorized and when issued upon conversion of the Notes, will be validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                     This opinion letter is furnished solely for the benefit of Nicholas J. DeRoma in connection with the opinion to be delivered by him on behalf of the Corporation and Limited and to be attached thereto relating to the Registration Statement.

                     Yours truly,


                     /s/ Blair F. Morrison

                     Blair F. Morrison
                     Assistant Secretary